SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   -----------

                                     FORM 10

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                               AEGIS REALTY, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                Maryland                                        13-3916825
    -------------------------------                         ------------------
    (State or other jurisdiction of                          (I.R.S. Employer
     incorporation or organization)                         Identification No.)

 625 Madison Avenue, New York, New York                         10022-1801
 --------------------------------------                         ----------
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:  212-421-5333



Securities to be registered pursuant to Section 12(b) of the Act:


          Title of each class                     Name of each exchange on which
          to be so registered                     each class is to be registered
          -------------------                     ------------------------------

Common Stock, par value $0.01 per share               American Stock Exchange
---------------------------------------               -----------------------



Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of class)






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                                                           Exhibit Index: Page 4
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

                                                                                                  Page Reference in
                                                                                             Solicitation Statement
                                                                                             ----------------------
Item 1.   Business.

          The information required by this item is contained under the section
"THE COMPANY" in the Solicitation Statement (the "Solicitation Statement")
attached hereto as Exhibit 2 and such section is incorporated herein by
reference.                                                                                                      80

Item 2.   Financial Information.

          The information required by this item is contained under the sections
"SUMMARY - Selected Financial Data", "FINANCIAL INFORMATION - Selected Financial
Data" and "PRO FORMA FINANCIAL INFORMATION", and such sections are incorporated
herein by reference.                                                                                   13; 101; 104

Item 3.   Properties.

          The information required by this item is contained under the section
"THE COMPANY - Assets and Operations" in the Solicitation Statement, and such
section is incorporated herein by reference.                                                                     81

Item 4.   Security Ownership of Certain Beneficial Owners and Management.

          The information required by this item is contained under the section
"SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" in the
Solicitation Statement, and such section is incorporated herein by reference.                                   235

Item 5.   Directors and Executive Officers.

          The information required by this item is contained under the sections
"MANAGEMENT - Directors and Executive Officers of the Company" and "MANAGEMENT -
the Advisor" in the Solicitation Statement, and such sections are
incorporated herein by reference.                                                                          236; 238

Item 6.   Executive Compensation.

          The information required by this item is contained under the section
"EXECUTIVE COMPENSATION" in the Solicitation Statement, and such section is
incorporated herein by reference.                                                                               241

Item 7.   Certain Relationships and Related Transactions.

          The information required by this item is contained under the section
"THE CONSOLIDATION AND RELATED TRANSACTIONS" in the Solicitation Statement, and
such section is incorporated herein by reference.                                                                39


                                                         2



                                                                                                  Page Reference in
                                                                                             Solicitation Statement
                                                                                             ----------------------


Item 8.   Legal Proceedings.

          The information required by this item is contained under the sections
"BACKGROUND, BENEFITS OF, AND REASONS FOR, THE CONSOLIDATION - Description of
the Litigation" and "BACKGROUND, BENEFITS OF, AND REASONS FOR, THE CONSOLIDATION
- the Related Settlement" in the Solicitation Statement, and such sections are
incorporated herein by reference.                                                                            30; 30

Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters.

          The information required by this item is contained under the sections
"DESCRIPTION OF COMMON STOCK", "THE COMPANY - Distribution Policy" and
"ALLOCATION OF SHARES" in the Solicitation Statement, and such sections are
incorporated herein by reference.                                                                        89; 86; 59

Item 10.  Recent Sales of Unregistered Securities.

          In connection with the formation of Registrant, Related Capital
Company subscribed for 1,000 shares of Registrant's Common Stock, which were purchased at a price of $1.00 per share. The issuance of such shares was exempt from registration under the Securities Act of 1933 as amended (the "Act"), pursuant to the provisions of Section 4(2) of the Act. Upon consummation of the
Consolidation (as defined in the Solicitation Statement), all such shares held by Related Capital Company will be repurchased by Registrant at a price of $1.00
per share.                                                                                                      N/A

Item 11.  Description of Registrant's Securities to be Registered.

          The information required by this item is contained under the sections
"DESCRIPTION OF COMMON STOCK", "CERTAIN PROVISIONS OF MARYLAND LAW AND THE
CHAPTER AND BYLAWS - Change of Control; Anti-Takeover Provisions" and "CERTAIN
PROVISIONS OF MARYLAND LAW AND THE CHARTER AND BYLAWS - Number of Directors;
Removal; Filling Vacancies" in the Solicitation Statement, and such sections are
incorporated herein by reference.                                                                        89; 93; 93

Item 12.  Indemnification of Directors and Officers.

          The information required by this item is contained under the section
"CERTAIN PROVISIONS OF MARYLAND LAW AND THE CHARTER AND BYLAWS - Indemnification
and Limitation of Liability" in the Solicitation Statement, and such section is
incorporated herein by reference.                                                                                94


                                        3



                                                                                                  Page Reference in
                                                                                             Solicitation Statement
                                                                                             ----------------------


Item 13.  Financial Statements and Supplementary Data.

          The information required by this item is contained under the sections
"SUMMARY - Selected Financial Data", "FINANCIAL INFORMATION - Selected Financial
Data" and "PRO FORMA FINANCIAL INFORMATION", and such sections are incorporated
herein by reference.                                                                                   13; 101; 104

Item 14.  Changes in and Disagreements with Accountants on Accounting and Financial
          Disclosure.

          None.                                                                                                 N/A

Item 15.  Financial Statements and Exhibits.

(a)  Financial Statements:

          The information required by this item is contained under the section
"FINANCIAL INFORMATION - Index to Financial Information" and such section is
incorporated herein by reference.                                                                                98

(b)  Exhibits

          2.      Solicitation Statement dated June 18, 1997.                                                     *

          3.(i)   a.  Articles of Incorporation (filed with the Secretary of
                      State of the State of Maryland on 8/13/96).                                                 *
                  b.  Amended Articles of Incorporation (filed with the
                      Secretary of State of the State of Maryland on 9/26/96).                                    *
                  c.  Form of Articles of Amendment and Restatement.                                              *

            (ii)      Form of Bylaws.                                                                             *

          4.      Specimen Common Stock Certificate.                                                             **

          10.     Form of Advisory Agreement, between Aegis Realty, Inc., Summit
                  Insured Equity L.P., Summit Insured Equity L.P. II and Related
                  Aegis LLC.                                                                                      *


          11.     Statements re computation of per share earnings.

                  The information required by this item is contained under the section "FINANCIAL INFORMATION - Index to Financial
                  Information" and such section is incorporated herein by reference.                             98


                                        4


                                                                                                  Page Reference in
                                                                                             Solicitation Statement
                                                                                             ----------------------


          12.     Statement re computation of ratios.

                  The information required by this item is contained under the section "FINANCIAL INFORMATION - Index to Financial
                  Information" and such section is incorporated herein by reference.                            98

          21.     Subsidiaries of registrant.                                                                    *




------------------------------

*         Filed herewith.
**        To be filed by Amendment.


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



                                   SIGNATURES

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    AEGIS REALTY, INC.
                                    (Registrant)


Date:  July 31, 1997              BY: \s\ J. Michael Fried
                                       -----------------------------------------
                                       Name:  J. Michael Fried
                                       Title: Chairman of the Board of Directors
                                              and President


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